UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 11, 2015

KUNG FU DRAGON GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-52790	95-4465933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B56-B76, Songshan Lake Creative Life City Gongye West Road, Dongguan Guangdong, China
(Address of principal executive offices)

Registrant’s telephone number, including area code: 086-769-38832388

PMI Construction Group, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The Board of Directors of PMI Construction Group, a Nevada corporation (the “Company”), and its majority shareholders, have approved a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-50 (the “Reverse Stock Split”).

Effects of the Reverse Stock Split:

Effective Date; Symbol; CUSIP Number: The Reverse Stock Split becomes effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on June 11, 2015 (the “Effective Date”), whereupon the shares of common stock began trading on a split-adjusted basis. On the Effective Date, the Company’s trading symbol was changed to “PMIGD” for a period of 20 business days, after which the “D” will be removed from the Company’s trading symbol, which will revert to the original symbol of “PMIG”. In connection with the Reverse Stock Split, the Company’s CUSIP number will change to 501262109. The Reverse Stock Split will not have any effect on the stated par value of the Common Stock. The Reverse Stock Split will not affect the Company’s preferred stock.

Split Adjustment; No Fractional Shares:

On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder was converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 50.

No fractional shares were issued, and no cash or other consideration was paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares:

Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Colonial Stock Transfer Co., Inc.

66 Exchange Place
Suite 100
Salt Lake City, UT 84111
801-355-5740

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

All convertible promissory notes of the Company outstanding immediately prior to the Reverse Stock Split will be appropriately adjusted by dividing the number of shares of Common Stock into which the convertible promissory notes are exercisable or convertible by 50 and multiplying the exercise or conversion price thereof by 50, as a result of the Reverse Stock Split.

ITEM 5.03

AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On April 24, 2015, the Board of Directors and majority stockholders of PMI Construction Group (the “Company”), approved the filing of a Certificate of Amendment to its Articles of Incorporation to: 1) change the name of the Company from PMI Construction Group to “Kung Fu Dragon Group Limited”; and 2) increase the number of authorized shares of common stock from 95,000,000 to 1,000,000,000. On June 4, 2015, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada for the above 2 corporate actions and the 2 corporate actions became effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on June 11, 2015. For the name change, shareholders may, but are not required to, surrender their PMI Construction Group stock certificates for issuance of stock certificates by Kung Fu Dragon Group Limited. There is no change to the Company’s trading symbol as a result of the 2 corporate actions.

ITEM 5.07

SUBMISISION OF MATTERS TO A VOTE OF SECURITY HOLDERS

As reported on a Definitive Schedule 14C Information Statement filed with the Securities and Exchange Commission on December 2, 2014, pursuant to written consents dated October 30, 2014, the consenting majority shareholders of the Company voted in favor of proposals submitted by the Board of Directors to (i) change the Company’s name to “Kung Fu Dragon Group Limited, (ii) increase the number of authorized shares of common stock from 95,000,000 to 1,000,000,000, and (iii) Holdings Studio II Brands, Inc.” and to complete a 1-for-50 reverse stock split.  The name change, the increase in the number of authorized shares and the reverse stock split have all become effective.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits:

No.

Description

3.1

Certificate of Amendment to Articles of Incorporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kung Fu Dragon Group Limited

Date: June 18, 2015

/s/ Liu Yongming

By:  Liu Yongming
Its:   Director and Chief Executive Officer

2